Exhibit 107.1

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Issuer:

T-Mobile USA, Inc.

Guarantors:

American Telecasting of Seattle, LLC

APC Realty and Equipment Company, LLC

Assurance Wireless of South Carolina, LLC

Assurance Wireless USA, L.P.

ATI Sub, LLC

Clear Wireless LLC

Clearwire Communications LLC

Clearwire Hawaii Partners Spectrum, LLC

Clearwire IP Holdings LLC

Clearwire Legacy LLC

Clearwire Spectrum Holdings II LLC

Clearwire Spectrum Holdings III LLC

Clearwire Spectrum Holdings LLC

Clearwire XOHM LLC

Fixed Wireless Holdings, LLC

IBSV LLC

MetroPCS California, LLC

MetroPCS Florida, LLC

MetroPCS Georgia, LLC

MetroPCS Massachusetts, LLC

MetroPCS Michigan, LLC

MetroPCS Nevada, LLC

MetroPCS New York, LLC

MetroPCS Pennsylvania, LLC

MetroPCS Texas, LLC

Nextel Retail Stores, LLC

Nextel South Corp.

Nextel Systems, LLC

Nextel West Corp.

NSAC, LLC

PCTV Gold II, LLC

People’s Choice TV of Houston, LLC

PRWireless PR, LLC

PushSpring, LLC

SIHI New Zealand Holdco, Inc.

Sprint Capital Corporation

Sprint Communications Company L.P.

Sprint Communications Company of New Hampshire, Inc.

Sprint Communications Company of Virginia, Inc.

Sprint Communications LLC

Sprint International Communications Corporation

Sprint International Holding, Inc.

Sprint International Incorporated

Sprint International Network Company LLC

Sprint LLC

Sprint PCS Assets, L.L.C.

Sprint Solutions, Inc.

Sprint Spectrum LLC

Sprint Spectrum Realty Company, LLC

Sprint/United Management Company

SprintCom LLC

T-Mobile Central LLC

T-Mobile Financial LLC

T-Mobile Innovations LLC

T-Mobile Leasing LLC

T-Mobile License LLC

T-Mobile Northeast LLC

T-Mobile Puerto Rico Holdings LLC

T-Mobile Puerto Rico LLC

T-Mobile Resources LLC

T-Mobile South LLC

T-Mobile US, Inc.

T-Mobile West LLC

TDI Acquisition Sub, LLC

TMUS International LLC

TVN Ventures LLC

USST of Texas, Inc.

Utelcom LLC

VMU GP, LLC

WBSY Licensing, LLC

Wireline Leasing Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.200% Senior Notes due 2033	Rule 457(r)	$1,250,000,000	99.841%	$1,248,012,500	.0000927	$115,691
	Debt	5.650% Senior Notes due 2053	Rule 457(r)	$1,000,000,000	99.735%	$997,350,000	.0000927	$92,455
	Debt	5.800% Senior Notes due 2062	Rule 457(r)	$750,000,000	99.322%	$744,915,000	.0000927	$69,054
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$2,990,277,500		$277,200
	Total Fees Previously Paid							$ 0
	Total Fee Offsets							$ 0
	Net Fee Due							$277,200